Exhibit 4.1

PECO ENERGY COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION, TRUSTEE

ONE HUNDRED AND FIFTH SUPPLEMENTAL

INDENTURE DATED AS OF

FEBRUARY 15, 2008

TO

FIRST AND REFUNDING MORTGAGE

OF

THE COUNTIES GAS AND ELECTRIC

COMPANY

TO

FIDELITY TRUST COMPANY, TRUSTEE

DATED MAY 1, 1923

POLLUTION CONTROL SERIES N

(DELAWARE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY)

THIS SUPPLEMENTAL INDENTURE dated as of February 15, 2008 by and between PECO ENERGY COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the Company), party of the first part, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (hereinafter called the Trustee), as Trustee under the Mortgage hereinafter mentioned, party of the second part, Witnesseth that

WHEREAS, The Counties Gas and Electric Company (hereinafter called Counties Company), a Pennsylvania corporation and a predecessor to the Company, duly executed and delivered to Fidelity Trust Company, a Pennsylvania corporation to which the Trustee is successor, as Trustee, a certain indenture of mortgage and deed of trust dated May 1, 1923 (hereinafter called the Mortgage), to provide for the issue of, and to secure, its First and Refunding Mortgage Bonds, issuable in series and without limit as to principal amount except as provided in the Mortgage, the initial series of Bonds being designated the 6% Series of 1923, and the terms and provisions of other series of bonds secured by the Mortgage to be determined as provided in the Mortgage; and

WHEREAS, thereafter Counties Company, Philadelphia Suburban-Counties Gas and Electric Company (hereinafter called Suburban Company), and the Company, respectively, have from time to time executed and delivered indentures supplemental to the Mortgage, providing for the creation of additional series of bonds secured by the Mortgage and for amendment of certain of the terms and provisions of the Mortgage and of indentures supplemental thereto, or evidencing the succession of Suburban Company to Counties Company and of the Company to Suburban Company, such indentures supplemental to the Mortgage, the respective dates, parties thereto, and purposes thereof, being as follows:

Supplemental Indenture and Date	Parties	Providing for:
First September 1, 1926	Counties Company to Fidelity-Philadelphia Trust Company (Successor to Fidelity Trust Company)	Bonds of 5% Series of 1926

Second May 1, 1927	Suburban Company to Fidelity-Philadelphia Trust Company	Evidencing succession of Suburban Company to Counties Company

Third May 1, 1927	Suburban Company to Fidelity-Philadelphia Trust Company	Bonds of 4-1/2% Series due 1957; amendment of certain provisions of Mortgage

Fourth November 1, 1927	Suburban Company to Fidelity-Philadelphia Trust Company	Additional Bonds of 4-1/2% Series due 1957

Fifth January 31, 1931	Company to Fidelity-Philadelphia Trust Company	Evidencing succession of Company to Suburban Company

Sixth February 1, 1931	Company to Fidelity-Philadelphia Trust Company	Bonds of 4% Series due 1971

Seventh March 1, 1937	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-1/2% Series due 1967; amendment of certain provisions of Mortgage

Eighth December 1, 1941	Company to Fidelity-Philadelphia Trust Company	Bonds of 2-3/4% Series due 1971; amendment of certain provisions of Mortgage

Ninth November 1, 1944	Company to Fidelity-Philadelphia Trust Company	Bonds of 2-3/4% Series due 1967 and 2-3/4% Series due 1974; amendment of certain provisions of Mortgage

Tenth December 1, 1946	Company to Fidelity-Philadelphia Trust Company	Bonds of 2-3/4% Series due 1981; amendment of certain provisions of Mortgage*

Supplemental Indenture and Date	Parties	Providing for:
Eleventh February 1, 1948	Company to Fidelity-Philadelphia Trust Company	Bonds of 2-7/8% Series due 1978*

Twelfth January 1, 1952	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-1/4% Series due 1982*

Thirteenth May 1, 1953	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-7/8% Series due 1983*

Fourteenth December 1, 1953	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-1/8% Series due 1983*

Fifteenth April 1, 1955	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-1/8% Series due 1985*

Sixteenth September 1, 1957	Company to Fidelity-Philadelphia Trust Company	Bonds of 4-5/8% Series due 1987; amendment of certain provisions of Mortgage*

Seventeenth May 1, 1958	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-3/4% Series due 1988; amendment of certain provisions of Mortgage*

Eighteenth December 1, 1958	Company to Fidelity-Philadelphia Trust Company	Bonds of 4-3/8% Series due 1986*

Nineteenth October 1, 1959	Company to Fidelity-Philadelphia Trust Company	Bonds of 5% Series due 1989*

Twentieth May 1, 1964	Company to Fidelity-Philadelphia Trust Company	Bonds of 4-1/2% Series due 1994*

Twenty-first October 15, 1966	Company to Fidelity-Philadelphia Trust Company	Bonds of 6% Series due 1968-1973*

Twenty-second June 1, 1967	Company to The Fidelity Bank (formerly Fidelity-Philadelphia Trust Company)	Bonds of 5-1/4 % Series due 1968-1973 and 5-3/4 % Series due 1977*

Twenty-third October 1, 1957	Company to The Fidelity Bank	Bonds of 6-1/8 % Series due 1997*

Supplemental Indenture and Date	Parties	Providing for:
Twenty-fourth March 1, 1968	Company to The Fidelity Bank	Bonds of 6-1/2% Series due 1993; amendment of Article XIV of Mortgage*

Twenty-fifth September 10, 1968	Company to The Fidelity Bank	Bonds of 1968 Series due 1969-1976*

Twenty-sixth August 15, 1969	Company to The Fidelity Bank	Bonds of 8% Series due 1975*

Twenty-seventh February 1, 1970	Company to The Fidelity Bank	Bonds of 9% Series due 1995*

Twenty-eighth May 1, 1970	Company to The Fidelity Bank	Bonds of 8-1/2% Series due 1976*

Twenty-ninth December 15, 1970	Company to The Fidelity Bank	Bonds of 7-3/4% Series due 2000*

Thirtieth August 1, 1971	Company to The Fidelity Bank	Bonds of 8-1/4% Series due 1996*

Thirty-first December 15, 1971	Company to The Fidelity Bank	Bonds of 7-3/8% Series due 2001; amendment of Article XI of Mortgage*

Thirty-second June 15, 1972	Company to The Fidelity Bank	Bonds of 7-1/2% Series due 1998*

Thirty-third January 15, 1973	Company to The Fidelity Bank	Bonds of 7-1/2% Series due 1999*

Thirty-fourth January 15, 1974	Company to The Fidelity Bank	Bonds of 8-1/2% Series due 2004

Thirty-fifth October 15, 1974	Company to The Fidelity Bank	Bonds of 11% Series due 1980*

Thirty-sixth April 15, 1975	Company to The Fidelity Bank	Bonds of 11-5/8% Series due 2000*

Thirty-seventh August 1, 1975	Company to The Fidelity Bank	Bonds of 11% Series due 2000*

Thirty-eighth March 1, 1976	Company to The Fidelity Bank	Bonds of 9-1/8% Series due 2006*

Thirty-ninth August 1, 1976	Company to The Fidelity Bank	Bonds of 9-5/8% Series due 2002*

Supplemental Indenture and Date	Parties	Providing for:
Fortieth February 1, 1977	Company to The Fidelity Bank	Bonds of Pollution Control Series A and Pollution Control Series B*

Forty-first March 15, 1977	Company to The Fidelity Bank	Bonds of 8-5/8% Series due 2007*

Forty-second July 15, 1977	Company to The Fidelity Bank	Bonds of 8-5/8% Series due 2003*

Forty-third March 15, 1978	Company to The Fidelity Bank	Bonds of 9-1/8% Series due 2008*

Forty-fourth October 15, 1979	Company to The Fidelity Bank	Bonds of 12-1/2% Series due 2005*

Forty-fifth October 15, 1980	Company to The Fidelity Bank	Bonds of 13-3/4% Series due 1992*

Forty-sixth March 1, 1981	Company to The Fidelity Bank	Bonds of 15-1/4% Series due 1996; amendment of Article VIII of Mortgage*

Forty-seventh March 1, 1981	Company to The Fidelity Bank	Bonds of 15% Series due 1996; amendment of Article VIII of Mortgage*

Forty-eighth July 1, 1981	Company to The Fidelity Bank	Bonds of 17-5/8% Series due 2011*

Forty-ninth September 15, 1981	Company to The Fidelity Bank	Bonds of 18-3/4% Series due 2009*

Fiftieth April 1, 1982	Company to The Fidelity Bank	Bonds of 18% Series due 2012*

Fifty-first October 1, 1982	Company to The Fidelity Bank	Bonds of 15-3/8% Series due 2010*

Fifty-second June 15, 1983	Company to The Fidelity Bank	Bonds of 13-3/8% Series due 2013*

Fifty-third November 15, 1984	Company to Fidelity Bank, National Association (formerly The Fidelity Bank)	Bonds of 13.05% Series due 1994; amendment of Article VIII of Mortgage*

Supplemental Indenture and Date	Parties	Providing for:
Fifty-fourth December 1, 1984	Company to Fidelity Bank, National Association	Bonds of 14% Series due 1988-1994; amendment of Article VIII of Mortgage*

Fifty-fifth May 15, 1985	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series C*

Fifty-sixth October 1, 1985	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series D*

Fifty-seventh November 15, 1985	Company to Fidelity Bank, National Association	Bonds of 10-7/8% Series due 1995*

Fifty-eight November 15, 1985	Company to Fidelity Bank, National Association	Bonds of 11-3/4% Series due 2014*

Fifty-ninth June 1, 1986	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series E*

Sixtieth November 1, 1986	Company to Fidelity Bank, National Association	Bonds of 10-1/4% Series due 2016*

Sixty-first November 1, 1986	Company to Fidelity Bank, National Association	Bonds of 8-3/4% Series due 1994*

Sixty-second April 1, 1987	Company to Fidelity Bank, National Association	Bonds of 9-3/8% Series due 2017*

Sixty-third July 15, 1987	Company to Fidelity Bank, National Association	Bonds of 11% Series due 2016*

Sixty-fourth July 15, 1987	Company to Fidelity Bank, National Association	Bonds of 10% Series due 1997*

Sixty-fifth August 1, 1987	Company to Fidelity Bank, National Association	Bonds of 10-1/4% Series due 2007*

Sixty-sixth October 15, 1987	Company to Fidelity Bank, National Association	Bonds of 11% Series due 1997*

Sixty-seventh October 15, 1987	Company to Fidelity Bank, National Association	Bonds of 12-1/8% Series due 2016*

Sixty-eighth April 15, 1988	Company to Fidelity Bank, National Association	Bonds of 10% Series due 1998*

Sixty-ninth April 15, 1988	Company to Fidelity Bank, National Association	Bonds of 11% Series due 2018*

Supplemental Indenture and Date	Parties	Providing for:
Seventieth June 15, 1989	Company to Fidelity Bank, National Association	Bonds of 10% Series due 2019*

Seventy-first October 1, 1989	Company to Fidelity Bank, National Association	Bonds of 9-7/8% Series due 2019*

Seventy-second October 1, 1989	Company to Fidelity Bank, National Association	Bonds of 9-1/4% Series due 1999*

Seventy-third October 1, 1989	Company to Fidelity Bank, National Association	Medium-Term Note Series A*

Seventy-fourth October 15, 1990	Company to Fidelity Bank, National Association	Bonds of 10-1/2% Series due 2020*

Seventy-fifth October 15, 1990	Company to Fidelity Bank, National Association	Bonds of 10% Series due 2000*

Seventy-sixth April 1, 1991	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series F and Pollution Control Series G*

Seventy-seventh December 1, 1991	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series H*

Seventy-eighth January 15, 1992	Company to Fidelity Bank, National Association	Bonds of 7-1/2% 1992 Series due 1999*

Seventy-ninth April 1, 1992	Company to Fidelity Bank, National Association	Bonds of 8% Series due 2002*

Eightieth April 1, 1992	Company to Fidelity Bank, National Association	Bonds of 8-3/4% Series due 2022*

Eighty-first June 1, 1992	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series I*

Eighty-second June 1, 1992	Company to Fidelity Bank, National Association	Bonds of 8-5/8% Series due 2022*

Eighty-third July 15, 1992	Company to Fidelity Bank, National Association	Bonds of 7-1/2% Series due 2002*

Eighty-fourth September 1, 1992	Company to Fidelity Bank, National Association	Bonds of 8-1/4% Series due 2022*

Eighty-fifth September 1, 1992	Company to Fidelity Bank, National Association	Bonds of 7-1/8% Series due 2002*

Supplemental Indenture and Date	Parties	Providing for:
Eighty-sixth March 1, 1993	Company to Fidelity Bank, National Association	Bonds of 6-5/8% Series due 2003*

Eighty-Seventh March 1, 1993	Company to Fidelity Bank, National Association	Bonds of 7-3/4% Series due 2023*

Eighty-eighth March 1, 1993	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series J, Pollution Control Series K, Pollution Control Series L and Pollution Control Series M*

Eighty-ninth May 1, 1993	Company to Fidelity Bank, National Association	Bonds of 6-1/2% Series due 2003*

Ninetieth May 1, 1993	Company to Fidelity Bank, National Association	Bonds of 7-3/4% Series 2 due 2023*

Ninety-first August 15, 1993	Company to First Fidelity Bank, N.A., Pennsylvania	Bonds of 7-1/8% Series due 2023*

Ninety-second August 15, 1993	Company to First Fidelity Bank, N.A., Pennsylvania	Bonds of 6-3/8% Series due 2005*

Ninety-third August 15, 1993	Company to First Fidelity Bank, N.A., Pennsylvania	Bonds of 5-3/8% Series due 1998*

Ninety-fourth November 1, 1993	Company to First Fidelity Bank, N.A., Pennsylvania	Bonds of 7-1/4% Series due 2024*

Ninety-fifth November 1, 1993	Company to First Fidelity Bank, N.A., Pennsylvania	Bonds of 5-5/8% Series due 2001*

Ninety-sixth May 1, 1995	Company to First Fidelity Bank, N.A., Pennsylvania	Medium Term Note Series B*

Ninety-seventh October 15, 2001	Company to First Union National Bank (formerly First Fidelity Bank, N.A., Pennsylvania)	Bonds of 5.95% Series due 2011*

Ninety-eighth October 1, 2002	Company to Wachovia Bank, National Association (formerly First Union National Bank)	Bonds of 5.95% Series Due 2011*

Ninety-ninth September 15, 2002	Company to Wachovia Bank, National Association (formerly First Union National Bank)	Bonds of 4.75% Series Due 2012*

Supplemental Indenture and Date	Parties	Providing for:
One Hundredth April 15, 2003	Company to Wachovia Bank, National Association (formerly First Union National Bank)	Bonds of 3.50% Series Due 2008*

One Hundred and First April 15, 2004	Company to Wachovia Bank, National Association (formerly First Union National Bank)	Bonds of 5.90% Series Due 2034*

One Hundred and Second September 15, 2006	Company to Wachovia Bank, National Association (formerly First Union National Bank)	Bonds of 5.95% Series Due 2036; amendment of certain provisions of Mortgage*

One Hundred and Third March 15, 2007	Company to U.S. Bank National Association (formerly Wachovia Bank, National Association)	Bonds of 5.70% Series Due 2037*

One Hundred and Fourth February 15, 2008	Company to U.S. Bank National Association (formerly Wachovia Bank, National Association)	Bonds of 5.35% Series Due 2018*

*	And amendment of certain provisions of the Ninth Supplemental Indenture.

WHEREAS, the respective principal amounts of the bonds of each series presently outstanding under the Mortgage and the several supplemental indentures above referred to, are as follows:

	Series	PRINCIPAL AMOUNT
3.50%	Series due 2008	450,000,000
5.95%	Series due 2011	250,000,000
4.75%	Series due 2012	225,000,000
Pollution Control Series J due 2012		50,000,000
Pollution Control Series K due 2012		50,000,000
Pollution Control Series L due 2012		50,000,000
Pollution Control Series M due 2012		4,200,000
5.90%	Series due 2034	75,000,000
5.95%	Series due 2036	300,000,000
5.70%	Series due 2037	175,000,000
5.35%	Series due 2018	500,000,000
	Total	$2,126,000,000

WHEREAS, the Company deems it advisable and has determined, pursuant to Article XI of the Mortgage,

(a) to amend Article II of the Ninth Supplemental Indenture to the Mortgage as heretofore amended; and

(b) to create a new series of bonds to be issued from time to time under, and secured by, the Mortgage, to be designated PECO Energy Company First and Refunding Mortgage Bonds, Pollution Control Series N (Delaware County Industrial Development Authority), (hereinafter sometimes called the “bonds of the New Series” or the “bonds of the Pollution Control Series N”); and for the above-mentioned purposes to execute, deliver and record this Supplemental Indenture; and

WHEREAS, the Company has determined by proper corporate action that the terms, provisions and form of the bonds of the New Series shall be substantially as follows:

(Form of Face of Bond)

PECO ENERGY COMPANY

REGISTERED NUMBER

FIRST AND REFUNDING MORTGAGE BOND,

POLLUTION CONTROL SERIES N

(DELAWARE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY)

PECO Energy Company, a Pennsylvania corporation (hereinafter called the Company), for value received, hereby promises to pay to The Bank of New York Trust Company, N.A. as trustee under the Trust Indenture dated as of March 1, 2008, of Delaware County Industrial Development Authority, $150,000,000 Dollars on December 1, 2012, at the office of The Bank of New York Trust Company, N.A.,                      Philadelphia, Pennsylvania                     , or at the corporate trust office of any paying agent appointed by the Company, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from any Interest Accrual Date (as hereinafter defined) until the end of each corresponding Interest Accrual Period (as hereinafter defined) at the rate of 4 percent per annum in like coin or currency, on June 1 and December 1 in each year until the Company’s obligation with respect to the payment of such principal shall have been discharged. Any interest which accrues during any Interest Accrual Period which has not been paid at the end of such Interest Accrual Period shall be paid on the next succeeding interest payment date.

The Company may fix a date, not more than fourteen calendar days prior to any interest payment date, as a record date for determining the registered holder of this bond entitled to such interest payment, in which case only the registered holder on such record date shall be entitled to receive such payment, notwithstanding any transfer of this bond upon the registration books subsequent to such record date.

This bond shall not be valid or become obligatory for any purpose unless it shall have been authenticated by the certificate of the Trustee under said Mortgage endorsed hereon.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, PECO Energy Company has caused this instrument to be signed in its corporate name with the manual or facsimile signature of its President or a Vice President and its corporate seal to be impressed or a facsimile imprinted hereon, duly attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated:

PECO ENERGY COMPANY

By
President or Vice President

(SEAL)

Attest
Secretary or Assistant Secretary

(Form of Reverse of Bond)

PECO ENERGY COMPANY

First and Refunding Mortgage Bond,

Pollution Control Series N,

(Delaware County Industrial Development Authority)

(CONTINUED)

This bond is one of a duly authorized issue of bonds of the Company, unlimited as to amount except as provided in the Mortgage hereinafter mentioned or in any indenture supplemental thereto, and is one of a series of said bonds known as First and Refunding Mortgage Bonds, Pollution Control Series N (Delaware County Industrial Development Authority). This bond and all other bonds of said issue are issued and to be issued under and pursuant to and are all secured equally and ratably by an indenture of mortgage and deed of trust dated May 1, 1923, duly executed and delivered by The Counties Gas and Electric Company (to which the Company is successor) to Fidelity Trust Company, as Trustee (to which U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, is successor Trustee), as amended, modified or supplemented by certain supplemental indentures from the Company or its predecessors to said successor Trustee or its predecessors, said mortgage, as so amended, modified or supplemented being herein called the Mortgage. Reference is hereby made to the Mortgage for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of said bonds and of the Trustee in respect of such security, the rights, duties and immunities of the Trustee, and the terms and conditions upon which said bonds are and are to be secured, and the circumstances under which additional bonds may be issued.

As provided in the Mortgage, the bonds secured thereby may be for various principal sums and are issuable in series, which series may mature at different times, may bear interest at different rates, and may otherwise vary. The bonds of this series mature on December 1, 2012, and are issuable only in registered form without coupons in any denomination authorized by the Company. The bonds of this series are being issued solely to provide security for the Company’s Pollution Control Note (Delaware County Industrial Development Authority) 2008 Series A (the Company’s Note). Interest on the bonds of this series shall not accrue or be payable unless and until the Company defaults on its obligation to pay interest as it becomes due under the Company’s Note (an Interest Accrual Date). Interest shall accrue from any such Interest Accrual Date until such default under the Company’s Note has been cured by the Company (an Interest Accrual Period) at the rate of 4 percent per annum.

The bonds of this series are redeemable as provided in the One Hundred and Fifth Supplemental Indenture dated as of February 15, 2008, between the Company and the Trustee, creating the bonds of this series.

The principal of this bond may be declared or may become due on the conditions, in the manner and with the effect provided in the Mortgage upon the happening of an event of default as in the Mortgage provided.

This bond is transferable by the registered holder hereof in person or by attorney, duly authorized in writing, at the office of the Trustee in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in books of the Company to be kept for that purpose, upon surrender and cancellation hereof, and upon any such transfer, a new registered bond or bonds, without coupons, of this series and for the same aggregate principal amount, will be issued to the transferee in exchange herefor, all subject to the terms of the Mortgage but without payment of any charge other than a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident to the transfer. The Company, the Trustee, and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this bond to any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company or of any predecessor or successor corporation in respect to this bond is hereby expressly waived and released by every holder hereof.

(End of Form of Reverse of Bond)

and

WHEREAS, on the face of each of the bonds of the New Series, there is to be endorsed a certificate of the Trustee in substantially the following form, to wit:

(Form of Trustee’s Certificate)

This bond is one of the bonds, of the series designated therein, provided for in the within-mentioned Mortgage and in the One Hundred and Fifth Supplemental Indenture dated as of February 15, 2008.

U.S. BANK NATIONAL ASSOCIATION, Trustee

By
Authorized Officer

and

WHEREAS, all acts and things necessary to make the bonds of the New Series, when duly executed by the Company and authenticated by the Trustee as provided in the Mortgage and indentures supplemental thereto, and issued by the Company, the valid, binding and legal obligations of the Company, and this Supplemental Indenture a valid and enforceable supplement to the Mortgage, have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage and/or under any indenture supplemental thereto, according to their tenor and effect, and according to the terms of the Mortgage and of any indenture supplemental thereto, and to secure the performance of the covenants and obligations in the bonds and in the Mortgage and any indenture supplemental thereto respectively contained, and for the proper assuring, conveying, and confirming unto the Trustee, its successors in trust and its and their assigns forever, upon the trusts and for the purposes expressed in the Mortgage and in any indentures supplemental thereto, all and singular the estates, property and franchises of the Company thereby mortgaged or intended so to be, the Company, for and in consideration of the premises and of the sum of One Dollar ($1.00) in hand paid by the Trustee to the Company upon the execution and delivery of this Supplemental Indenture, receipt whereof is hereby acknowledged, and of other good and valuable consideration, has granted, bargained, sold, conveyed, released, confirmed, pledged, assigned, transferred and set over and by these presents does grant, bargain, sell, convey, release, confirm, pledge, assign, transfer, and set over to U.S. Bank National Association, as Trustee, and to its successors in trust and its and their assigns forever, all the following described property, real, personal and mixed of the Company, viz.:

All of the real property with any improvements thereon erected as may be owned by the Company and described in the Mortgage or in any indenture supplemental thereto as may heretofore have been executed, delivered and recorded, but excluding therefrom all real property heretofore released from the lien of the Mortgage. It is hereby stated that the Company has not acquired title to nor become the owner of any new or additional real property since the execution, delivery and recording of the One Hundred and Fourth Supplemental Indenture also dated as of February 15, 2008. The purpose of restating such prior conveyances as security is to confirm that the obligations of the Company as provided in this Supplemental Indenture are included within the lien and security of the Mortgage, and that public record be made of such purpose and fact by the recording of this Supplemental Indenture.

Together with all gas works, electric works, plants, buildings, structures, improvements and machinery located upon such real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular the tenements, hereditaments and appurtenances belonging to the real estate or any part thereof hereinbefore described or referred to or intended so to be, or in any way appertaining thereto, and the reversions, remainders, rents, issues and profits thereof; also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances.

Also all the Company’s electric transmission and distribution lines and systems, substations, transforming stations, structures, machinery, apparatus, appliances, devices and appurtenances.

Also all the Company’s gas transmission and distribution mains, pipes, pipe lines and systems, storage facilities, structures, machinery, apparatus, appliances, devices and appurtenances.

Also all plants, systems, works, improvements, buildings, structures, fixtures, appliances, engines, furnaces, boilers, machinery, retorts, tanks, condensers, pumps, gas tanks, holders, reservoirs, expansion tanks, gas mains and pipes, tunnels, service pipe, pipe lines, fittings, gates, valves, connections, gas and electric meters, generators, dynamos, fans, supplies, tools and implements, tracks, sidings, motor and other vehicles, all electric light lines, electric power lines, transmission lines, distribution lines, conduits, cables, stations, substations, and distributing systems, motors, conductors, converters, switchboards, shafting, belting, wires, mains, feeders, poles, towers, mast arms, brackets, pipes, lamps, insulators, house wiring connections and all instruments, appliances, apparatus, fixtures, fittings and equipment and all stores, repair parts, materials and supplies of every nature and kind whatsoever now or hereafter owned by the Company in connection with or appurtenant to its plants and systems for production, purchase, storage, transmission, distribution, utilization and sale of gas and its by-products and residual products, and/or for the generation, production, purchase, storage, transmission, distribution, utilization and sale of electricity, or in connection with such business.

Also all the goodwill of the business of the Company, and all rights, claims, contracts, leases, patents, patent rights, and agreements, all accounts receivable, accounts, claims, demands, choses in action, books of account, cash assets, franchises, ordinances, rights, powers, easements, water rights, riparian rights, licenses, privileges, immunities, concessions and consents now or hereafter owned by the Company in connection with or appurtenant to its said business.

Also all the right, title and interest of the Company in and to all contracts for the purchase, sale or supply of gas, and its by-products and residual products of electricity and electrical energy, now or hereafter entered into by the Company with the right on the part of the Trustee, upon the happening of an event of default as defined in the Mortgage as supplemented by any supplemental indenture, to require a specific assignment of any and all such contracts, whenever it shall request the Company to make the same.

Also all rents, tolls, earnings, profits, revenues, dividends and income arising or to arise from any property now owned, leased, operated or controlled or hereafter acquired, leased, operated or controlled by the Company and subject to the lien of the Mortgage and indentures supplemental thereto.

Also all the estate, right, title and interest of the Company, as lessee, in and to any and all demised premises under any and all agreements of lease now or at any time hereafter in force, insofar as the same may now or hereafter be assignable by the Company.

Also all other property, real, personal and mixed not hereinbefore specified or referred to, of every kind and nature whatsoever, now owned, or which may hereafter be owned by the Company (except shares of stock, bonds or other securities not now or hereafter specifically pledged under the Mortgage and indentures supplemental thereto or required to be pledged thereunder by the provisions of the Mortgage or any indenture supplemental thereto), together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in any way appertaining and the reversions, remainder or remainders, rents, issues and profits thereof; and also all the estate, right, title, interest, property, claim and demand whatsoever as well in law as in equity of the Company of, in and to the same and every part and parcel thereof.

It is the intention and it is hereby agreed that all property and the earnings and income thereof acquired by the Company after the date hereof shall be as fully embraced within the provisions hereof and subject to the lien hereby created for securing the payment of all bonds, together with the interest thereon, as if the property were now owned by the Company and were specifically described herein and conveyed hereby, provided nevertheless, that no shares of stock, bonds or other securities now or hereafter owned by the Company, shall be subject to the lien of the Mortgage and indentures supplemental thereto unless now or hereafter specifically pledged or required to be pledged thereunder by the provisions of the Mortgage or any indenture supplemental thereto.

TO HAVE AND TO HOLD, all and singular the property, rights, privileges and franchises hereby conveyed, transferred or pledged or intended so to be, including after-acquired property, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successors in the trust hereby created, and its and their assigns forever;

IN TRUST NEVERTHELESS, for the equal and pro rata benefit and security of each and every person or corporation who may be or become the holders of bonds secured by the Mortgage and indentures supplemental thereto, without preference, priority or distinction (except as provided in Section 1 of Article VIII of the Mortgage) as to lien or otherwise of any bond of any series over or from any other bond, so that (except as aforesaid) each and every of the bonds issued or to be issued, of whatsoever series, shall have the same right, lien, privilege under the Mortgage and indentures supplemental thereto and shall be equally secured thereby and hereby, with the same effect as if the bonds had all been made, issued and negotiated simultaneously on the date of the Mortgage.

AND THIS SUPPLEMENTAL INDENTURE FURTHER WITNESSETH:

It is hereby covenanted that all bonds secured by the Mortgage and indentures supplemental thereto with the coupons appertaining thereto, are issued to and accepted by each and every holder thereof, and that the property aforesaid and all other property subject to the lien of the Mortgage and indentures supplemental thereto is held by or hereby conveyed to the Trustee, under and subject to the trusts, conditions and limitations set forth in the Mortgage and indentures supplemental thereto and upon and subject to the further trusts, conditions and limitations hereinafter set forth, as follows, to wit:

ARTICLE I

AMENDMENTS OF MORTGAGE

Section 1. Article II of the Ninth Supplemental Indenture to the Mortgage, as heretofore amended, is hereby further amended as follows:

By adding to paragraph (d) of Section 5 and to the first clause of Section 9, the following:

“Pollution Control Series N (Delaware County Industrial Development Authority)”

ARTICLE II.

BONDS OF THE NEW SERIES

Section 1. The bonds of the New Series shall be designated as hereinabove specified for such designation in the recital immediately preceding the form of bonds of the New Series, subject however, to the provisions of Section 2 of Article I of the Mortgage, as amended, and are issuable only as registered bonds without coupons, substantially in the form hereinbefore recited. The issue thereof shall be limited to $150,000,000 in principal amount. The bonds of the new Series shall be redeemable as provided in Article IV of this Supplemental Indenture.

Section 2. Interest on bonds of the New Series shall not accrue or be payable unless and until the Company defaults on its obligation to pay interest as it becomes due under the Company’s Series A Pollution Control Note (hereinafter an Interest Accrual Date). The bonds of the New Series shall accrue interest from any such Interest Accrual Date at the rate provided in the form of bond hereinbefore recited until such default under the Company’s Series A Pollution

Control Note has been cured by the Company (hereinafter an Interest Accrual Period) and such bonds shall be dated the date of authentication. The bonds of the New Series shall mature and bear interest as set forth above and in the form of bond of the bonds of the New Series; provided, however, that the Company shall receive certain credits against its obligations on the bonds of the New Series as set forth in Article V hereof. Both principal and interest on the bonds of the New Series shall be payable at the office designated for such payments in the form of bond for the bonds of the New Series, and shall be payable in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

The bonds of the New Series shall be in any denomination authorized by the Company.

Section 3. The Company may fix a date, not more than fourteen calendar days prior to any interest payment date, as a record date for determining the registered holder of each bond of the New Series entitled to such interest payment, in which case only the registered holder of such bond on such record date shall be entitled to receive such payment, notwithstanding any transfer of such bond upon the registration books subsequent to such record date.

Section 4. The bonds of the New Series shall be issued under and subject to all of the terms and provisions of the Mortgage, of the indentures supplemental thereto referred to in the recitals hereof and of this Supplemental Indenture which may be applicable to such bonds or applicable to all bonds issued under the Mortgage and indentures supplemental thereto.

ARTICLE III.

ISSUE AND AUTHENTICATION OF

BONDS OF THE NEW SERIES

In addition to any bonds of any series which may from time to time be executed by the Company and authenticated and delivered by the Trustee upon compliance with the provisions of the Mortgage and/or of any indenture supplemental thereto, a single bond of the New Series of an aggregate principal amount of $150,000,000 shall forthwith be executed by the Company and delivered to the Trustee, and the Trustee shall thereupon, whether or not this Supplemental Indenture shall have been recorded, authenticate and deliver said bonds to or upon the written order of the President, a Vice President, or the Treasurer of the Company, under the terms and provisions of Section 3(c) and Section 3(e) of Article II of the Mortgage, as amended.

ARTICLE IV.

REDEMPTION OF BONDS OF THE

NEW SERIES

Section 1. The bonds of the New Series shall be redeemed in whole whenever the Trustee shall receive a written demand (hereinafter a Default Redemption Demand) from the Delaware County Series A Trustee for redemption stating the principal and of an accrued interest on the Company’s Series A Pollution Control Note has been declared immediately due and payable in accordance with the provisions thereof. The Trustee shall, within five days after receiving such Default Redemption Demand, mail a copy to the Company stamped or otherwise marked to show the date of receipt by the Trustee. The Company shall fix a redemption date and shall mail to the Trustee notice of such selection within thirty days prior to the date so selected. Such redemption date may be any date not more than 180 days after receipt of the Default Redemption Demand by the Trustee. If the Trustee does not receive notice of such selection by the Company within 150 days after the Default Redemption Demand was received by the Trustee, then the redemption shall be on the 180th day after such receipt. The Trustee shall mail notice of the redemption date (hereinafter a Default Redemption Notice) to the Delaware County Series A Trustee not more than ten nor less than five days prior to the date fixed for redemption. The Trustee shall not mail any Default Redemption Notice (and no such redemption shall be made) if the Trustee receives a written cancellation of the Default Redemption Demand from the Delaware County Series A Trustee prior to the mailing of the Default Redemption Notice. Notwithstanding the provisions of Section 1 of Article III of the Mortgage, the holders of the bonds of the New Series, by acceptance of such bonds, waive thirty days’ notice of any redemption pursuant to Section 1 of Article III. Any such redemption shall be at a redemption price of 100% of the principal amount of the bonds to be redeemed together with accrued interest to the date fixed for redemption.

Section 2. Each bond of the New Series called for redemption under Section 1 of this Article IV shall be due and payable at the office of The Bank of New York Trust Company, N.A. at the applicable redemption price and on the specified redemption date, anything herein or in such bond to the contrary notwithstanding.

ARTICLE V.

CREDITS WITH RESPECT TO PRINCIPAL OF AND

INTEREST ON BONDS OF THE NEW SERIES

Section 1. The Company shall be entitled to a credit against amounts payable in respect of the bonds of the New Series in an amount corresponding to (i) the payments by the Company of principal, prepayment price or interest on the Series A Pollution Control Note, (ii) the principal amount of any Series A Authority Bond surrendered to the Delaware County Series A Trustee by the Company or the Delaware County Industrial Development Authority, or purchased by the Delaware County Series A Trustee, for cancellation, (iii) the amount of money held by the Delaware County Series A Trustee and available and designated for the payment of principal or redemption price of, and/or interest on, the Series A Authority Bonds, regardless of the source of payment to the Delaware County Series A Trustee of such monies and (iv) the extent to which interest paid on the bonds of the New Series exceeds the interest due on the Series A Pollution Control Note. The Delaware County Series A Trustee shall make a notation on such bonds authorized hereby of any such credit.

Section 2. A certificate of the Company signed by the President or any Vice President, and by the Secretary or Assistant Secretary, and consented to by The Bank of New York Trust Company, N.A., stating that the Company is entitled to a credit under Section 1 of Article V, or that the bonds of the New Series have been cancelled, and setting forth the basis therefor in reasonable detail, shall be conclusive evidence of such entitlement, and the Trustee shall accept such certificate as such evidence without further investigation or verification of the matters stated therein.

ARTICLE VI.

CONCERNING THE TRUSTEE

The Trustee hereby accepts the trust herein declared and provided and agrees to perform the same upon the terms and conditions set forth in the Mortgage, as amended and supplemented, and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

ARTICLE VII.

MISCELLANEOUS

Section 1. Unless otherwise clearly required by the context, the term “Trustee,” or any other equivalent term used in this Supplemental Indenture, shall be held and construed to mean the trustee under the Mortgage for the time being whether the original or a successor trustee.

Section 2. The headings of the Articles of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning of the same.

Section 3. Nothing expressed or mentioned in or to be implied from this Supplemental Indenture or in or from the bonds of the New Series is intended, or shall be construed, to give any person or corporation, other than the parties hereto and their respective successors, and the holders of bonds secured by the Mortgage and the indentures supplemental thereto, any legal or equitable right, remedy or claim under or in respect of such bonds or the Mortgage or any indenture supplemental thereto, or any covenant, condition or provision therein or in this Supplemental Indenture contained. All the covenants, conditions and provisions thereof and hereof are for the sole and exclusive benefit of the parties hereto and their successors and of the holders of bonds secured by the Mortgage and indentures supplemental thereto.

Section 4. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all collectively but one instrument.

Section 5. This Supplemental Indenture is dated and shall be effective as of February 15, 2008, but was actually executed and delivered on February 27, 2008.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties of the first and second parts hereto have caused their corporate seals to be hereunto affixed and the President or a Vice President of the party of the first part and the President or a Vice President of the party of the second part, under and by the authority vested in them, have hereto affixed their signatures and their Secretaries or Assistant Secretaries have duly attested the execution hereof the 27th day of February, 2008.

PECO ENERGY COMPANY

By	Phillip S. Barnett
Phillip S. Barnett
Chief Financial Officer and Senior Vice President

[SEAL]

Attest	Ronald L. Zack
Ronald L. Zack
Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION, Trustee

By	George J. Rayzis
George J. Rayzis
Vice President

Attest	Ralph E. Jones
Authorized Officer

COMMONWEALTH OF PENNSYLVANIA	:
	:	SS.
COUNTY OF PHILADELPHIA	:

On this, the 26th day of February, 2008, before me, a Notary Public in and for the Commonwealth of Pennsylvania, the undersigned officer, personally appeared Phillip S. Barnett who acknowledged himself to be the Chief Financial Officer and Senior Vice President of PECO Energy Company, a Pennsylvania corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

In witness whereof, I hereunto set my hand and official seal.

Jennifer Brodheim
Notary Public

My Commission expires:

[NOTARIAL SEAL]

COMMONWEALTH OF PENNSYLVANIA	:
	:	SS.
COUNTY OF PHILADELPHIA	:

On this, the 21st day of , 2008, before me, a Notary Public in and for the Commonwealth of Pennsylvania, the undersigned officer, personally appeared George J. Rayzis who acknowledged himself to be the Vice President of U.S. Bank National Association, a national banking association, as Trustee, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the national banking association, as Trustee, by himself as such officer.

In witness whereof, I hereunto set my hand and official seal.

Eileen Cassidy
Notary Public

My Commission expires:

[NOTARIAL SEAL]

CERTIFICATE OF RESIDENCE

U.S. Bank National Association, Mortgagee and Trustee within named, hereby certifies that its precise address in the City of Philadelphia is 50 South 16th Street, Philadelphia, Pennsylvania 19102.

U.S. BANK NATIONAL ASSOCIATION, Trustee

By	George J. Rayzis
George J. Rayzis
Vice President

PECO ENERGY COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION, TRUSTEE

ONE HUNDRED AND FIFTH SUPPLEMENTAL

INDENTURE DATED AS OF

FEBRUARY 15, 2008

TO

FIRST AND REFUNDING MORTGAGE

OF

THE COUNTIES GAS AND ELECTRIC COMPANY

TO

FIDELITY TRUST COMPANY, TRUSTEE

DATED MAY 1, 1923

POLLUTION CONTROL SERIES N

(DELAWARE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY)